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                      [LETTERHEAD OF FROST & SULLIVAN]

dj Orthopedics, Inc.
2985 Scott Street
Vista, California 92083                                          October 3, 2001


                  Re: Registration Statement on Form S-1
            of dj Orthopedics, Inc. (SEC Reg. No. 333-86358)
            ------------------------------------------------


Ladies and Gentlemen:

We hereby consent to the use in the above-referenced registration statement of our name and the market share and other information contained in our report to you entitled "Custom Project for dj Orthopedics - Orthopedics Bracing and Soft Goods Market."

We also consent to the filing of this letter as an exhibit to the above-referenced registration statement.

                                        Very truly yours,

                                        Frost & Sullivan


                                        By: /s/ Dorman Followwill
                                            ----------------------------
                                            Name: Dorman Followwill
                                            Title:  VP - Healthcare